EXHIBIT 10.58

GUARANTEE
OF
U.S. AUTO PARTS NETWORK, INC.

GUARANTEE, dated as of August 2, 2010 (this “Guarantee”), by U.S. Auto Parts Network, Inc., a Delaware corporation (the “Guarantor”), in favor of 2000 Riverside Capital Appreciation Fund, L.P., a Delaware limited partnership (the “Representative”), in its capacity as the representative of and for the benefit of the stockholders of Automotive Specialty Accessories and Parts, Inc., a Delaware corporation (the “Company”) and the Company.  Defined terms used herein and not otherwise defined have the meaning ascribed to them in that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among the Company, the Representative, the stockholders of the Company listed on Exhibit A-1 and Exhibit A-2 to the Purchase Agreement and Go Fido, Inc., a Delaware corporation (the “Buyer”).

1. Guarantee.

(a) To induce the Company and the Sellers (as defined in the Purchase Agreement) to enter into the Purchase Agreement, pursuant to which the Buyer will acquire all of the issued and outstanding shares of capital stock of the Company, the Guarantor absolutely, unconditionally, directly and irrevocably guarantees to the Representative and the Company (i) the due observance, performance and discharge, when due, of any obligation of Buyer under the Purchase Agreement, including, without limitation, the obligation (A) to pay the Purchase Price and (B) to consummate the Closing in accordance with the terms of the Purchase Agreement if all of the conditions to closing in Article VIII of the Purchase Agreement are satisfied or waived (except for such conditions that would be satisfied by the delivery by Sellers of documents that are required to be delivered at Closing in the event that the Sellers are ready, willing and able to execute and deliver such documents), unless the Purchase Agreement is terminated in accordance with Article IX of the Purchase Agreement and (ii) the Buyer’s obligation to satisfy any damages that become payable by the Buyer for a breach of the Buyer’s obligations under the Purchase Agreement, subject to the limitations set forth therein (the “Obligations”).

(b) This Guarantee is in no way conditioned upon (i) any attempt by the Representative or the Company to pursue their rights against the Buyer or the Buyer's property or (ii) the invalidity or unenforceability of any provision of the Purchase Agreement that does not affect the Buyer's obligations thereunder.

(c) The obligations of the Guarantor under this Agreement are independent of the obligations of the Buyer.  A separate action or actions may, at the Representative’s or the Company's option, be brought and prosecuted against the Guarantor, whether or not any action is first or subsequently brought against the Buyer, or whether or not the Buyer is joined in any such action; provided, however, that the Representative or the Company must first make a written demand on the Buyer to satisfy the Buyer's obligation.

2. No Waiver; Cumulative Rights.  No failure on the part of the Representative to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Representative of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.  Each and every right, remedy and power hereby granted to the Representative or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Representative at any time or from time to time.

3. Representations and Warranties.  The Guarantor hereby represents and warrants that:

(a) the execution, delivery and performance of this Guarantee has been duly authorized by all necessary action and does not contravene any provision of the Guarantor’s certificate of incorporation, bylaws or similar organizational documents or any Law or contractual restriction binding on the Guarantor or its assets; and

(b) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

4. Assignment.  The Guarantor may freely assign its rights, interests or obligations hereunder to any other person or company (including by operation of law or pursuant to any change of control of Guarantor), without the prior written consent of the Representative, so long as such person or person (a) has financial resources comparable to those of the Guarantor as of the date hereof and (b) assumes the Guarantor’s obligations hereunder (whether by operation of law or such other written agreement reasonably acceptable to the Representative).

5. Notices.  Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and (a) sent by facsimile transmission, (b) sent by electronic mail, (c) delivered in person, (d) mailed by first class registered or certified mail, postage prepaid, or (e) sent by Federal Express or other overnight courier of national reputation, addressed as follows:

If to Guarantor:

U.S. Auto Parts Network, Inc.
17150 South Margay Avenue
Carson, CA 90746
Attention: Vice President Legal
Fax:  (310) 735-0553
email:  akrallman@usautoparts.com

If to Representative:

The Riverside Company
45 Rockefeller Center
630 Fifth Avenue, Suite 2400
New York, New York 10111
Attention:  Chief Financial Officer
Fax: (212) 265-6478
email:  brs@riversidecompany.com

with a copy to:

Jones Day
901 Lakeside Ave.
Cleveland, OH, 44114
Attention: Lisa S. Lathrop
Fax: (216) 579-0212
email: lslathrop@jonesday.com

or to such other address with respect to a party as such party notifies the other in writing as above provided.  Each such notice or communication will be effective (i) if given by facsimile, when the successful sending of such facsimile is electronically confirmed, (ii) if given by electronic mail, when electronic evidence of receipt is received, or (iii) if given by any other means specified in the first sentence of this Section 5, upon delivery or refusal of delivery at the address specified in this Section 5.

6. Term.  After complete satisfaction of the Buyer’s obligations under the Purchase Agreement, the Guarantor shall be relieved of its duties hereunder and this Guarantee shall automatically terminate and be of no further force or effect.

7. Governing Law.  THIS GUARANTEE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING THE CHOICE OF LAW RULES THEREOF).  Each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Delaware.  If any action between any of the parties arising out of or relating to this Guarantee or the Purchase Agreement or any of the transactions contemplated by the Purchase Agreement is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Delaware.  Each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5.  Each of the parties agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction a party is or may be subject, by suit upon such judgment.

8. Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTEE.

9. Fax/Electronic Execution.  A Signature on an execution page of this Guarantee sent to the Company or the Representative by facsimile or other electronic transmission shall be binding as evidence of such signatory party’s agreement to and acceptance of the terms hereof and thereof.

12. Miscellaneous.

(a) This Guarantee contains the entire agreement between the parties relative to the subject matter hereof and supersedes all prior agreements and undertakings between the parties with respect to the subject matter hereof.  No modification or waiver of any provision hereof shall be enforceable unless approved by the parties hereto in writing.

(b) If any part of any provision of this Guarantee shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Guarantee.

(c) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Guarantee.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

U.S. AUTO PARTS NETWORK, INC. By: /s/ SHANE EVANGELIST Name: Shane Evangelist Title: Chief Executive Officer